As filed with the Securities and Exchange Commission on September 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	26-0084895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

(301) 556-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Helen Sabzevari

President and Chief Executive Officer

Precigen, Inc.

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

(301) 556-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William I. Intner

Asher M. Rubin

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	6,293,402 shares	$3.5482 (2)	$22,330,248.98	$2,898.47

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share, of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Global Select Market on September 29, 2020, which date is a date within five business days of the filing of this registration statement.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2020.

PROSPECTUS

Precigen, Inc.

6,293,402 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified herein, of up to 6,293,402 shares of our common stock, no par value per share. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PGEN.” On September 29, 2020, the last reported sale price of our common stock on the Nasdaq Global Select Market was $3.54 per share.

Investing in our common stock involves risks. For factors you should consider before investing in our common stock, see the section of this prospectus entitled “Risk Factors” on page 4 of this prospectus and any similar sections contained in any applicable prospectus supplement and the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2020.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale, from time to time, by the selling stockholders identified herein, of up to an aggregate of 6,293,402 shares of our common stock, no par value per share. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus. This prospectus omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholder. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to this offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus, the information incorporated herein by reference, and any prospectus supplement contain or may contain references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners.

When we refer to “we,” “our,” “us,” and the “Company” in this prospectus, we mean Precigen, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are a dedicated discovery and clinical-stage biopharmaceutical company advancing the next generation of gene and cell therapies with the overall goal of improving outcomes for patients with significant unmet medical needs. We are leveraging our proprietary technology platforms to develop product candidates designed to target urgent and intractable diseases in our core therapeutic areas of immuno-oncology, autoimmune disorders, and infectious diseases. We have developed an extensive pipeline of therapies across multiple indications within these core focus areas.

We believe that our array of technology platforms uniquely position us among other biotechnology companies to advance precision medicine. Precision medicine is the practice of therapeutic product development that takes into account specific genetic variations within populations impacted by a disease to design targeted therapies to improve outcomes for a disease or patient population. Our proprietary and complementary technology platforms provide a strong foundation to realize the core promise of precision medicine by supporting our efforts to construct powerful gene programs to drive efficacy, deliver these programs through viral, non-viral, and microbe-based approaches to drive lower costs, and control gene expression to drive safety. Our therapeutic platforms, including UltraCAR-T, ActoBiotics, and AdenoVerse Immunotherapy, allow us to precisely control the level and physiological location of gene expression and modify biological molecules to control the function and output of living cells to treat underlying disease conditions.

We are actively advancing our lead programs, including: PRGN-3005 and PRGN-3006, which are built on our UltraCAR-T platform; AG019, which is built on our ActoBiotics platform; and INXN-4001, a non-viral triple-effector plasmid DNA, which is built on our UltraVector platform. In addition, the U.S. Food and Drug Administration has cleared the Investigational New Drug application to initiate a Phase 1/2 trial to study PRGN-2009 in participants with human papillomavirus-associated cancers. We also have a robust pipeline of preclinical programs that we are pursuing in order to drive long-term value creation.

Our healthcare business is operated by our wholly owned subsidiaries PGEN Therapeutics, Inc., Precigen ActoBio, Inc., or ActoBio, and Exemplar Genetics LLC, doing business as Precigen Exemplar, and also includes our majority ownership interest in Triple-Gene LLC, doing business as Precigen Triple-Gene, as well as equity and royalty interests in therapeutics and therapeutic platforms from companies not controlled by us. While our primary focus is in healthcare, we continue to have non-healthcare businesses, including our established bovine genetics company, Trans Ova Genetics, L.C.

Our Corporate Information

We are a Virginia corporation formed in 1998 and our principal executive offices are located at 20374 Seneca Meadows Parkway, Germantown, MD 20876, and our telephone number is (301) 556-9900. Our website address is www.precigen.com. Information on or accessible through our website is not incorporated by reference herein and does not form a part of this prospectus.

The Offering

Shares of common stock offered by the selling stockholders:	6,293,402 shares of common stock

Terms of this offering:	The selling stockholders may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time as described under the caption “Plan of Distribution” in this prospectus.

Use of proceeds:	All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. See the caption “Use of Proceeds” in this prospectus.

Risk factors:	Investing in our common stock involves a high degree of risk and purchasers of our common stock may lose their entire investment. See the information under the caption “Risk Factors” on page 4 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Global Select Market symbol:	PGEN

When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their pledgees, assignees, transferees, distributees, donees, and successors-in-interest that may be identified in a prospectus supplement, a free writing prospectus or filings we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated herein by reference.

Selling Stockholders Overview

This prospectus relates to the offering by selling stockholders of up to an aggregate of 6,293,402 shares of our common stock. The shares of common stock were issued on September 21, 2020 upon conversion of the outstanding principal balance and accrued and unpaid interest on convertible promissory notes, or the Notes, issued by ActoBio. ActoBio agreed pursuant to the terms of the Notes to cause us to use commercially reasonable efforts to register the resale of shares of our common stock issued upon conversion of the Notes.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves significant risks. You should carefully consider the risk factors incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2019, or the 2019 Annual Report, our quarterly report on Form 10-Q filed with the SEC on August 10, 2020, and any subsequent reports we file with the SEC after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any applicable prospectus supplement may contain forward-looking statements, including with respect to our plans, objectives, and expectations for our business, operations, and financial performance and condition. Any statements contained herein or therein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “due,” “estimate,” “expect,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or similar language. Forward-looking statements include, but are not limited to, statements about:

•

our ability to successfully enter new markets or develop product candidates, including the expected timing and results of investigational studies and preclinical and clinical trials, and our research and development programs;

•	the timing or likelihood of regulatory filings for any product candidates we develop and our ability to obtain and maintain regulatory approvals for such product candidates for any indication;

•	our intentions and ability to successfully commercialize our product candidates;

•	the rate and degree of market acceptance of any products developed by us;

•	our ability to successfully execute and achieve benefits from our recent leadership transition plan and organizational restructuring;

•	our efforts to hold or generate significant operating capital, including through partnering, potential asset sales of our non-healthcare assets, and operating cost reductions;

•	our cash position;

•	any delays or potential delays to our clinical trials as a result of the COVID-19 pandemic;

•	our estimates regarding expenses, future revenue, capital requirements, and our need for additional financing;

•	our strategy and overall approach to our business model, including our efforts to focus our business in the healthcare industry;

•	our ability to adapt to changes in laws, regulations, and policies;

•	our reliance on and the performance of third parties, including exclusive channel collaborations and joint ventures;

•	competition from existing technologies and products or new technologies and products that may emerge;

•	our expectations related to the use of proceeds from our public offerings and other financing efforts;

•	actual or anticipated variations in our operating results;

•	market conditions in our industry;

•	our ability to retain, recruit, and train key personnel, or the loss of key personnel as a result of illness or otherwise;

•	our ability to successfully enter into optimal strategic relationships with our subsidiaries and operating companies that we may form in the future;

•	the result of litigation proceedings or investigations that we currently face or may face in the future; and

•	the effects, duration, and severity of the ongoing COVID-19 pandemic and the actions we and others have taken or may take in response.

These statements are based on management’s current expectations, estimates, forecasts, and projections about our business and industry, are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control and that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. You should read these factors and the other cautionary statements made in this prospectus and any applicable prospectus supplement as being applicable to all related forward-looking statements wherever they appear herein or therein. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, levels of activity, performance, or achievements may vary materially from any future results, activity, performance, or achievements expressed or implied by these forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements made by us, which speak only as of the date they were made. We undertake no obligation to publicly update any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any applicable prospectus supplement and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by the foregoing cautionary statements.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares.

SELLING STOCKHOLDERS

This prospectus relates to the offering by certain of our stockholders, whom we refer to as the “selling stockholders,” of up to an aggregate of 6,293,402 shares of our common stock. The shares of common stock were issued on September 21, 2020 upon conversion of the outstanding principal balance and accrued and unpaid interest on convertible promissory notes, or the Notes, issued by ActoBio. The Notes were issued on September 6, 2018 in the aggregate principal amount of $30 million in connection with the acquisition by ActoBio of equity interests in CRS Bio, Inc., Genten Therapeutics, Inc. and Relieve Genetics, Inc., had a maturity date of September 6, 2020, accrued interest at 3.0% compounded annually, and were payable upon maturity in cash or, at ActoBio’s election, shares of our common stock. ActoBio agreed pursuant to the terms of the Notes to cause us to use commercially reasonable efforts to register the resale of shares of our common stock issued upon conversion of the Notes.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus, and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold to third parties.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and including voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 178,682,723 shares outstanding on September 21, 2020.

The registration for resale of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus. In addition, the selling stockholders may have transferred the shares of common stock by other means not described in this prospectus.

When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their pledgees, assignees, transferees, distributees, donees, and other successors-in-interest that may be identified in a prospectus supplement, a free writing prospectus or filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

	Beneficial Ownership Before This Offering			Beneficial Ownership After This Offering
Selling Stockholder(1)	Number of Shares Owned	Percentage of Outstanding Shares	Shares of Common Stock to be Sold in the Offering(2)	Number of Shares Owned	Percentage of Outstanding Shares
Harvest Intrexon Enterprise Fund I, L.P. (3)	5,947,895	3.33	5,947,895	0	—
Harvest Intrexon Enterprise Fund I (AI), L.P. (3)	345,507	*	345,507	0	—

*	Less than one percent.
(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders.

(2)

The actual number of shares of common stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to common stock.

(3)

Harvest Intrexon Enterprise Fund I, L.P. and Harvest Intrexon Enterprise Fund I (AI), L.P., or the Harvest Funds, have indicated that they are affiliates of a registered broker-dealer. The Harvest Funds have represented that they acquired the shares in the ordinary course of business and, at the time of the acquisition of the shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The address for each of the Harvest Funds is 600 Montgomery Street, Suite 1700, San Francisco, CA 94111.

Relationships with the Selling Stockholders

Affiliates of Randal J. Kirk, our Executive Chairman, have an approximate 20% combined ownership interest in the Harvest Funds.

For further descriptions of our relationships with entities affiliated with the Harvest Funds, please see the subsections captioned “Harvest Intrexon Enterprise Fund I LP,” “Thrive Agrobiotics, Inc.,” “Intrexon Energy Partners II,” “Exotech Bio, Inc.,” and “AD Skincare, Inc.” under the section captioned “Certain Relationships and Related Person Transactions” beginning on page 68 of our 2020 Proxy Statement, filed with the SEC on April 29, 2020, as well as the subsections captioned “CRS Bio, Inc.,” “Genten Therapeutics, Inc.,” and “Relieve Genetics, Inc.” under the section captioned “Certain Relationships and Related Person Transactions” beginning on page 79 of our 2019 Proxy Statement, filed with the SEC on April 30, 2019, which subsections are incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. The selling stockholders may, from time to time, on a continuous or delayed basis, sell any or all of their common stock covered hereby directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after the registration statement of which this prospectus forms a part becomes effective;

•	transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	“at the market” into an existing market for the common stock;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated under the Securities Act, or Rule 144, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

With regard only to the shares it sells for its own behalf, each selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to the selling stockholders will terminate on the date that all shares issued to the selling stockholders that are offered by this prospectus have been sold by the selling stockholders.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholders use this prospectus for any sale of the shares of common stock, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M promulgated under the Exchange Act, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by our counsel, Hogan Lovells US LLP, Baltimore, Maryland.

EXPERTS

The financial statements incorporated in this prospectus by reference from the 2019 Annual Report for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of December 31, 2018 and for each of the two years in the period ended December 31, 2018 incorporated in this prospectus by reference to the 2019 Annual Report have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. We make available, free of charge, on our website at www.precigen.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to such reports as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC.

Information on or accessible through our website is not incorporated by reference herein and does not form a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we have filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained through the SEC’s website, as provided above, or from us, as provided in the section of this prospectus entitled “Incorporation by Reference.” Certain documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is subject, and qualified in all respects by reference, to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

•

the 2019 Annual Report, filed with the SEC on March 2, 2020, including the information incorporated therein by reference from our definitive proxy statement for our 2020 Annual Meeting of Shareholders filed on April 29, 2020;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020;

•

our current reports on Form 8-K filed with the SEC on January 2, 2020, January  7, 2020, February  4, 2020 (as amended on February  6, 2020), February  6, 2020, June  4, 2020, June  19, 2020, September 25, 2020 and September 25, 2020; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 24, 2018, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.5 to the 2019 Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including those filed after the date of the initial registration statement of which this prospectus is part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:

Precigen, Inc.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876
(301) 556-9900

Precigen, Inc.

Common Stock

PROSPECTUS

September 30, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount to be Paid
SEC registration fee	$2,898
Legal fees and expenses	25,000
Accounting fees and expenses	30,000
Printing and miscellaneous expenses	5,002

Total	$62,900

Item 15.	Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, or the Virginia Stock Corporation Act, or the VSCA, permits a Virginia corporation before final disposition of a proceeding to advance funds to pay for or reimburse any officer or director for expenses incurred in connection with the proceeding if the individual is a party to the proceeding because the individual is an officer or director, and if the individual delivers to the corporation a written undertaking to repay any funds advanced if it is ultimately determined that the individual is not entitled to indemnification.

In addition, a corporation is permitted to indemnify a director or officer who is party to a proceeding because the individual is or was a director or officer against liability incurred in the proceeding.

Authorization to advance funds to, reimburse, or indemnify a director or officer must be made by the disinterested members of the board of directors, a committee of the board of directors consisting solely of disinterested directors, or shareholders, and the authorization to indemnify requires that a determination be made that the individual’s conduct was in good faith and otherwise met the required standards of conduct and belief.

In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for expenses incurred in connection with the proceeding if it is determined that the individual has met the relevant standard of conduct and belief. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that the individual improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against the individual’s willful misconduct or a knowing violation of criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual is a party because the individual is or was a director or officer. In addition, the VSCA limits the personal liability of an officer or director in any proceeding brought by or in the name of the corporation or its shareholders except if the individual engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including without limitation any claim of unlawful insider trading or market manipulation.

We are a Virginia corporation. Our articles of incorporation contain provisions limiting the liability of and indemnifying its directors and officers to the extent not prohibited by Virginia law.

Item 16.	Exhibits

Exhibit Number	Description
3.1*	Amended and Restated Articles of Incorporation. (1)

3.2*	Amended and Restated Bylaws. (2)

4.1*	Specimen certificate evidencing shares of common stock. (3)

5.1†	Opinion of Hogan Lovells US LLP.

23.1†	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2†	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1†	Power of Attorney.

*	Previously filed and incorporated by reference to the following filings by the Company:
(1)	Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2020.
(2)	Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 4, 2020.
(3)	Registration Statement on Form S-3, filed with the Securities and Exchange Commission on June 22, 2020.
†	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on the 30th day of September, 2020.

PRECIGEN, INC.

By:	/s/ Helen Sabzevari
Helen Sabzevari
President and Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Helen Sabzevari	President and Chief Executive Officer and Director	September 30, 2020
Helen Sabzevari	(Principal Executive Officer)

/s/ Rick L. Sterling	Chief Financial Officer	September 30, 2020
Rick L. Sterling	(Principal Financial and Accounting Officer)

*	Executive Chairman of the Board of Directors	September 30, 2020
Randal J. Kirk

*	Director	September 30, 2020
Cesar L. Alvarez

*	Director	September 30, 2020
Steven R. Frank

*	Director	September 30, 2020
Vinita D. Gupta

*	Director	September 30, 2020
Fred Hassan

*	Director	September 30, 2020
Jeffrey B. Kindler

*	Director	September 30, 2020
Dean J. Mitchell

*	Director	September 30, 2020
Robert B. Shapiro

*	Director	September 30, 2020
James S. Turley

*By:	/s/ Rick L. Sterling
Rick L. Sterling
Attorney in Fact